                                                                       Exhibit 1
                                                                [Execution Copy]


                                PPL CORPORATION

                          $100,000,000 of Common Stock
                          (par value $0.01 per share)


                             SALES AGENCY AGREEMENT


                                                               December 21, 2000


UBS WARBURG LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     PPL Corporation, a Pennsylvania corporation (the "Company"), confirms its agreement with UBS Warburg LLC (the "Agent"), as follows:
                                     -----

     SECTION 1.  Description of Securities.  The Company proposes to issue and
                 -------------------------
sell through the Agent, as sales agent, shares (the "Shares") of its Common
                                                     ------
Stock, par value $0.01 per share ("Common Stock") with a market value of up to
                                   ------------
$100,000,000, on the terms set forth in Section 3 hereof.

     SECTION 2.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants to, and agrees with, the Agent that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder
                             ---
("Rules and Regulations").  A registration statement on Form S-3 (Registration
  ---------------------
Nos. 333-87847, 333-87487-01 and 333-87487-02) with respect to the Shares, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become
                                             ----------
effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective.
No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement,"
                                                       ----------------------
and the final form of prospectus
included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the
                                    ----------
Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement
 -----    ---------      ----------
or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Agent furnished to the Company by the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be,
                                       ------------
conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the Commonwealth of Pennsylvania with corporate power and authority to enter into and perform its obligations under this Agreement.

     (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

     (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (i) The Common Stock is, and upon issuance the Shares will be, listed on the New York Stock and Philadelphia Stock Exchanges.

     (j) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, except for such actions, suits or proceedings that, if determined adversely to the Company, would not materially and adversely affect the Company's ability to perform its obligations under this Agreement .

     (k) This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by you, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution.

     (l) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement.

     (m) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

     (n) The Company now meets the exemptive requirements set forth in Rule 101(c)(1) of Regulation M under the Exchange Act and will continue to meet such exemptive requirements during the term of this Agreement.

     SECTION 3.  Sale and Delivery of Securities.  On the basis of the
                 -------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as exclusive sales agent, and the Agent agrees to sell, as sales agent for the Company, on a reasonable efforts basis, Shares with a market value of up to $100,000,000 (the "Maximum Amount") on the terms set forth
                                  --------------
herein.

     The Shares, up to the Maximum Amount, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent. The Company will designate the maximum amount of Shares to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Shares up to the Maximum Amount. The compensation to the Agent for sales of Shares shall be at a fixed commission rate of 2.0% of the gross sales price of any shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net
                                                                       ---
Proceeds").
--------

     Notwithstanding the foregoing the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction; furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company's Board of

Directors and to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

     If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act ("Regulation M")
                                                                 ------------
are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied to the reasonable satisfaction of each party. The Agent shall sell the Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE"). If the Company fails
                                                  ----
to meet the exemptive requirements set forth in Rule 101(c)(1) of Regulation M, it shall promptly notify the Agent. Sales of the Shares by the Company pursuant to the Agreement shall then cease until such time as the Company is in compliance with such exemptive provisions. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of Shares; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to Shares sold hereunder prior to the giving of such notice.

     The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

     Settlement for sales of Shares will occur on the third business day following the date on which such sales are made (each a "Closing Date"). The
                                                         ------------
amount of proceeds for such sales to be delivered to the Company against the receipt of the Shares sold shall be equal to the aggregate sales prices at which such Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Closing Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver proceeds that have been paid by the purchaser of such Shares on any Closing Date for Shares delivered by the Company in accordance with this Agreement, the Agent shall (i) hold the Company harmless against any loss, claim or damage arising from or as a result of such default by the Agent and (ii) pay the Company interest based on the effective overnight Federal Funds rate.

     On each Closing Date and on each Filing Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. On the first and third Tuesday of each month (or, if such Tuesday is not a business day, the next succeeding business day (each such date a "Certificate Date"), the Company shall affirm in
                                ----------------
writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the end of each calendar week during which sales of Shares were made by the Agent (each such week a "Reporting
                                                                ---------
Period"), the Company will (i) file a prospectus supplement with the Commission
------
under the applicable paragraph of Rule 424(b) (each a "Filing Date"), which
                                                       -----------
prospectus supplement will set forth, with regard to such Reporting Period, the dates included within the Reporting Period, the amount of Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Shares pursuant to this Agreement and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such Exchange. Any obligation of the Agent to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     SECTION 4.  Covenants of the Company.  The Company covenants and agrees
                 ------------------------
with the Agent that:

     (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus relating to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus relating to the Shares or for additional information relating to the Shares; the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock not included in an Ordinary Brokerage Program, as defined below) registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected in writing thereto; the Company will promptly advise the Agent after filing any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus relating to the Shares; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement or Prospectus in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

     (d) The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to consent to service of process in any jurisdiction or to meet any other requirement in connection with this paragraph (d) deemed by them to be unduly burdensome.

     (e) The Company will furnish to the Agent one copy of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

     (f) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Agent in connection therewith, (v) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (vii) filing fees of the Commission and the National Association of Securities Dealers, Inc. In addition to any fees that may be payable to the Agent under this Agreement, the Company will promptly, upon the request of the Agent, reimburse the Agent for the fees and disbursements of the Agent's legal counsel incurred in connection with the establishment of the structured equity shelf program established by this Agreement.

     (h) The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus.

     (i) The Company will not, directly or indirectly, offer or sell any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without (a) giving the Agent at least five business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company now in effect and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

     (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would make any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein undeliverable if it were to be delivered at such time.

     (k) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than Common Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(g) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (l) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than Common Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent the written opinions of Michael A. McGrail, Esq., Senior Counsel of the Company, and Simpson Thacher & Bartlett, counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date
  ---------------
of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinions referred to in Sections 5(d) and 5(e) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor and the letter referred to in
Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (n) The Company hereby consents to the Agent trading in the Company's Common Stock for its own account on the same side of the market and at the same time as the Company's sales pursuant to this Agreement.

     (o) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Shares under this Agreement).

     SECTION 5.  Conditions of Agent's Obligations.  The obligations of the
                 ---------------------------------
Agent to sell the Shares as provided herein shall be subject to the accuracy, as of the date hereof and as of each Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

     (b) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

     (c) The Agent shall have received on the date hereof and at every other date specified in Section 4(1) hereof, opinions of Michael A. McGrail, Senior Counsel of the Company or such other Counsel satisfactory to the Agent, dated as of such dates, respectively, to the effect that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

         (ii) The portions of the information contained in the Prospectus, which are stated therein to have been made on his authority, have been reviewed by him and, as to matters of law and legal conclusions, are correct;

         (iii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

          (iv) This Agreement has been duly authorized, executed and delivered by the Company;

          (v) All legally required proceedings in connection with the authorization and issue of the Shares and the sale of the Shares by the Company in the manner set forth herein, have been had and remain in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or blue sky laws of any jurisdiction) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect, and the Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 applicable to it as a holding company and with respect to such authorization, issue and sale;

          (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (vii) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

          (viii) The Shares have been duly authorized and conform to the description thereof contained in the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (d) The Agent shall have received on the date hereof and at every other date specified in Section 4(1) hereof, opinions of Company Counsel, dated as of such dates, respectively, to the effect that:

          (i) The Shares have been duly authorized and conform in all material respects to the description thereof contained in the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under Federal or New York law or the Company's certificate of incorporation or by-laws;

          (ii) The Registration Statement has become effective under the Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and any amendment or supplement thereto, as of its date, and the Prospectus, as of the date of this Agreement, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, and nothing has come to the attention of such counsel which would lead such counsel to believe either that the Registration Statement or any such amendment or supplement, as of such dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

          (iii) This Agreement has been duly authorized, executed and delivered by the Company ;

          (iv) No approval, authorization, consent or other order of any public board or body of the United States is legally required for the authorization of the issuance and sale of the Shares; and

          (v) The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

     In rendering such opinion, Simpson Thacher & Bartlett may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to in paragraph (d) above. The opinion of Simpson Thacher & Bartlett shall be rendered to you at the request of the Company and shall so state therein.

     (e) On the date hereof and at such other dates specified in Section 4(m) hereof, the Agent shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, in form and substance satisfactory to the Agent, to the effect that:

          (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations;

          (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

          (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (A) Reading the minutes of meetings of the shareowners and the Boards of Directors of the Company and its Executive, Compensation and Corporate Governance, Finance and the Audit and Corporate Responsibility Committees since the day after the end of the last audited period as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter; and

                    (B) With respect to the unaudited consolidated balance sheet as of the most recent quarter ended and the unaudited consolidated statements of income and of cash flows included in the Company's Quarterly Report on Form 10-Q for the most recent quarter ended ("Form 10-Q") incorporated by reference in the Registration Statement,

                    (i) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim
                                                                 -------
               Financial Information, on the unaudited consolidated balance
               ---------------------
               sheet and the unaudited consolidated statements of income and of cash flows for the most recent quarter ended and year to date, and prior year periods, included in the Company's Form 10-Q incorporated by reference in the Registration Statement;

                    (ii) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (B)(i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, as it applies to Form 10-Q and the related published rules and regulations thereunder;

                    (C) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated in the Registration Statement to the date of the latest available interim financial data; and

                    (D) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (i) the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as it applies to Form 10-Q, and the related published rules and regulations thereunder; or
          (ii) any material modifications should be made to the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (iii) at the date of the latest available interim financial data and at the date of the latest available month end, there was any change in the common equity; (iv) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the common stock or preferred stock (with or without sinking fund requirements) (except for changes in shares of certain series of preferred stock of a subsidiary of the Company redeemed for, purchased or otherwise retired in anticipation of, sinking fund requirements for such series or as a result of the surrender by the Company of any preferred stock of PP&L, Inc. theretofore purchased by the Company) or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement; or (v) for the period from the closing date of the latest consolidated income statement incorporated by reference in the Registration Statement to the date of the latest available interim financial data there were any decreases, as compared with the corresponding period in the preceding year, in net income, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes or decreases.

             (iv) The letter shall also state that the information set forth in Annex I hereto, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, except as otherwise specified in such letter.

     (f) The Agent shall have received from the Company a certificate signed by the President, a Vice President or a financial or accounting officer of the Company, dated as of the date hereof and dated as of each Certificate Date contemplated by this

Agreement to the effect that, to the best of his or her knowledge based upon reasonable investigation:

          (i) The representations and warranties of the Company in this Agreement are true and correct (except for immaterial details), as of the date hereof or the Certificate Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof and each such Certificate Date (as the case may be);

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission; and

          (iii) The Company and its subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material adverse change in the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise except as set forth or contemplated in the Registration Statement or Prospectus or as described in such certificate.

     (g) The Shares shall have been authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

     SECTION 6.  Indemnification and Contribution.
                 --------------------------------

     (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any reasonable expenses incurred in investigating or defending such claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the

Registration Statement or the Prospectus, or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Company by the Agent expressly for inclusion in any document described in clause
(a)(i) above.

     (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the indemnified party and the indemnifying party mutually agree to the retention of such counsel, or (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this
Section 6(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under the Agreement, or any amount in excess of the amount by which the total actual sales price at which Shares sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, (ii) acceptance of the Shares and payment therefore or (iii) any termination of this Agreement.

     SECTION 7.  Representations and Agreements to Survive Delivery.  All
                 --------------------------------------------------
representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

     SECTION 8.  Termination.
                 -----------

     (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Shares, (ii) any suspension or limitation of trading in the Shares or in securities generally on the NYSE, or any setting of minimum prices for trading of the Shares or in securities generally on such exchange, shall have occurred, (ii) any banking moratorium shall have been declared by Federal or New York authorities or (iii) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and
Section 7 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice as specified herein.

     (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

     (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such by the Agent or the Company, as the case may be.

     If such termination shall occur prior to the Closing Date for any sale of Shares, such Shares shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

     SECTION 9.  Notices.  All notices or communications hereunder shall be in
                 -------
writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at UBS Warburg LLC, 1285 Avenue of the Americas, New York, New York 10019, telecopy no. (212) 713-1054, Integrated Resources & Power Group, Attention: Carl DeMuth, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at Two North Ninth Street, Allentown, Pennsylvania 18101, attention: Treasurer. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     SECTION 10.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     SECTION 11.  Adjustments for Stock Splits.  The parties acknowledge and
                  ----------------------------
agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split effected with respect to the Shares.

     SECTION 12.  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 13.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  --------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 14.  Waiver of Jury Trial.  The Company and the Agent each hereby
                  --------------------
irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

     SECTION 15.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                              Very truly yours.

                              PPL CORPORATION

                              By:/s/ James E. Abel
                                 --------------------------------------
                                 Name: James E. Abel
                                 Title: VP, Finance & Treasurer


ACCEPTED as of the date
first above written

UBS WARBURG LLC


By:/s/ Scott T. DeGhetto
   ------------------------------
   Name: Scott T. DeGhetto
   Title: Executive Director

                                    ANNEX I
                                    -------

                       Additional Matters to be Included
                   in Accountants' Comfort Letter Pursuant to
                     Section 5(e) of Sales Agency Agreement
                     --------------------------------------

Prospectus Caption             Items
------------------             -----

"Ratio of Earnings to Fixed    "Ratio of Earnings to Fixed Charges"
 Charges"                      and supporting calculations shown on
                               Exhibit 12.1 to the Registration
                               Statement

Form 10-K or 10-Q Caption      Items
-------------------------      -----

"REVIEW OF THE                 Changes in total operating revenues
 FINANCIAL CONDITION
 AND RESULTS OF
 OPERATIONS OF PPL
 CORPORATION AND PPL" __
 "Operating Revenues"
(or similar caption)

"REVIEW OF THE                 The Company's actual construction
 FINANCIAL CONDITION           expenditures during the year ended
 AND RESULTS OF                [last year ended] and [prior year ended]
 OPERATIONS OF PPL
 CORPORATION AND PPL" __
 "Capital Expenditure
 Requirements"
(or similar caption)

"SELECTED FINANCIAL            The Company's times interest earned
 AND OPERATING DATA OF         before income taxes for [last year
 PPL CORPORATION AND           ended] and [prior year ended]
 PPL" __
"Financial Ratios"
(or similar caption)

                                      -23-